                                                                     EXHIBIT 4.3

                                AMENDMENT NO. 6


     This AMENDMENT NO. 6 (this "Amendment") is dated as of October 16, 1995 and entered into by and among BORG-WARNER SECURITY CORPORATION, a Delaware corporation (the "Company"), the financial institutions listed on the signature pages hereof (the "Banks") and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., as Agent for the Banks (the "Agent") and, for purposes of Section 6 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of January 27, 1993, as amended as of November 2, 1993, January 24, 1994, June 30, 1994, December 14, 1994 and March 15, 1995 (as so amended, the "Credit Agreement"), by and among the Company, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

     WHEREAS, the Company and the Banks wish to amend the Credit Agreement with respect to (i) the provisions relating to the Scheduled Commitment Termination Date, (ii) the financial covenants, (iii) certain other covenants thereof, including without limitation to permit the Company to enter in a $200,000,000 senior term loan facility to be equally and ratably secured with the Obligations, (iv) certain Banks' Commitments, (v) the Total Commitment Amount, and (vi) certain fees; and

     WHEREAS, subject to the terms and conditions of this Amendment, the Banks are willing to agree to such amendments;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.  AMENDMENTS

     (a) The Scheduled Commitment Termination Date is hereby extended from January 27, 1997 to December 31, 1998, and the date "December 31, 1998" is substituted for the date "January 27, 1997" in the definition of "Scheduled Commitment Termination Date" in Annex I to the Credit Agreement.

     (b) The Total Commitment Amount is hereby reduced from $180,000,000 to $155,000,000 and the number "155,000,000" is substituted for the number "180,000,000" in the definition of "Total Commitment Amount" in Annex I to the Credit Agreement.

     (c) Section 2.4 of the Credit Agreement is amended by deleting Section 2.4.H in its entirety.

     (d) Section 2.5 of the Credit Agreement relating to the letter of credit fee rate and the commitment fee rate is hereby amended by deleting it in its entirety and by substituting therefor the following:

     "SECTION 2.5  Letter of Credit Fee Rates; Commitment Fee Rate.

          The commitment fee rate shall be 0.50% per annum. From September 30, 1995 through and including September 30, 1996, the letter of credit fee rate shall be 2.50% per annum. Thereafter the letter of credit fee rate for any fiscal quarter shall be equal to the rate per annum set forth opposite the Company's Interest Coverage Ratio for the twelve-month period immediately preceding the fiscal quarter for which the determination is being made.

          Interest                 Letter of
       Coverage Ratio           Credit Fee Rate
     -------------------        ---------------

     Less than 2.25:1.00             2.50%

     Less than 2.75:1.00             2.25%
     but greater than or
     equal to 2.25:1.00

     Less than 4.00:1.00             2.00%
     but greater than or
     equal to 2.75:1.00

     Equal to or greater than        1.75%
     4.00:1.00 but less than
     4.50:1.00

     Equal to or greater than        1.50%
     4.50:1.00

          Upon delivery of the Compliance Certificate pursuant to Section 5.1(iv) of the Credit Agreement, the letter of credit fee rate shall automatically be adjusted in accordance with the Interest Coverage Ratio for the 12-month period immediately preceding the fiscal quarter for which the determination is being made as set forth in such Compliance Certificate and the table set forth above, such adjustment to be retroactive to the first day of the fiscal quarter during which such Compliance Certificate is delivered; provided that any payment made with respect to a Letter of Credit on other than a Quarterly Payment Date shall not be adjusted. For purposes of the Quarterly Payment Date that is the last Business Day of February, at least 15 days prior to such Quarterly Payment Date, the Company shall deliver to the Agent a good faith estimate of the Interest Coverage Ratio for the 12-month period ending on the last day of the Company's fourth fiscal quarter, which estimate shall be used to determine the letter of credit fee rate. Upon delivery of the Compliance Certificate for such period, appropriate adjustment of the letter of credit fee rate and amounts paid shall be made. If the Company fails to deliver a Compliance Certificate which sets forth the information necessary to determine the Interest Coverage Ratio during any fiscal quarter, the letter of credit fee rate during the fiscal quarter for which such Compliance Certificate was not delivered shall automatically be adjusted to 2.50% per annum."

     (e) Section 4.1.D of the Credit Agreement is hereby amended by deleting the third sentence thereof in its entirety and substituting "As of June 30, 1995, the Material Subsidiaries own not less than 83% of the value of all tangible assets of Credit Parties taken as a whole." therefor.

     (f) Section 4.4 of the Credit Agreement is hereby amended by deleting the reference to "December 31, 1991" contained in the first sentence thereof and substituting therefor "December 31, 1994".

     (g) (i) Section 5.1 of the Credit Agreement is hereby amended by inserting the phrase "cash flows," immediately after the phrase "operating profit," contained in clause (xii) thereof;

          (ii) Section 5.1 of the Credit Agreement is hereby further amended by renumbering clause (xiv) thereof as clause (xv) and by adding a new clause
     (xiv) thereto as follows:

               "(xiv) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsection (iii) above, a written notice setting forth with respect to each Person that became a Subsidiary of the Company (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in Schedule A annexed hereto with respect to all Subsidiaries of the Company (it being understood that such written notice shall be deemed to supplement Schedule A annexed hereto for all purposes of this Agreement); and"

     (h) Section 5.6.B of the Credit Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

               "B. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, or as may be restricted by the 9-1/8% Subordinated Note Indenture, the Receivables Facilities, the Term Loan Facility or the BT Credit Agreement, neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired."

     (i) (i) Section 5.10.A of the Credit Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

               "; and, provided further that the Company may pay routine costs and expenses related to BW-Other Corporation in the ordinary course of business consistent with past practices"

          (ii) Concurrently with the repayment in full of the Senior Notes,
     Section 5.10.A of the Credit Agreement shall be amended by deleting it in its entirety and by substituting the following therefor:

               "A. From and after the effective date of Amendment No. 6 hereto, the Company and its Subsidiaries may not make direct or indirect Investments in or become or be liable with respect to any Contingent Obligation with respect to BW-Other Corporation except for existing investments listed on Schedule E; provided, however, that prior to the effective date of Amendment No. 6 hereto, the Company may pay such amounts as have been disclosed in writing to the Agent as of such effective date and thereafter the Company may pay the Centaur Settlement Amount; and, provided, further that the Company may pay routine costs and expenses related to BW-Other Corporation in the ordinary course of business consistent with past practices. The Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into or permit to exist any transaction between the Company and its Subsidiaries and BW-Other Corporation on terms that are less favorable to the Company and its

          Subsidiaries than those that might be obtained from third parties."

     (j)  Section 6.1 of the Credit Agreement is hereby amended by:

          (1) deleting clause (iii) thereof in its entirety and substituting therefor the following:

               "(iii) The Company and its Consolidated Subsidiaries may remain liable with respect to each of the items of Existing Indebtedness described in Schedule C annexed hereto and any Indebtedness incurred to refinance such Existing Indebtedness; provided that after giving effect to such refinancing Indebtedness and the repayment of the corresponding Existing Indebtedness with the proceeds thereof, (a) the aggregate principal amount of the refinancing Indebtedness and the corresponding Existing Indebtedness so refinanced shall not be greater than the outstanding principal amount of such Existing Indebtedness immediately prior to such refinancing, (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than the Existing Indebtedness being refinanced and (c) such refinancing Indebtedness shall not be secured by any additional property than that which secures the Existing Indebtedness being refinanced;"

          (2) deleting clause (vi) thereof in its entirety and substituting therefor the following:

               "(vi) The Company may remain liable with respect to $150,000,000 aggregate principal amount of the 9-1/8% Subordinated Notes;"

          (3) deleting clause (vii) thereof in its entirety and substituting therefor the following:

               "(vii) BPS Financial Services, Inc. may become and remain liable with respect to the Existing

          Receivables Facility, the Receivables Bridge Facility and the New Receivables Facility and with respect to intercompany promissory notes in favor of the Company and its other Consolidated Subsidiaries, evidencing BPS Financial Services, Inc.'s obligations with respect to the purchase price of receivables purchased by BPS Financial Services, Inc. under the Existing Receivables Facility, the Receivables Bridge Facility or the New Receivables Facility provided that all intercompany promissory notes issued to the Company or Material Subsidiaries shall be pledged by the Company or such Material Subsidiaries to the Collateral Agent for the benefit of the Banks;"

          (4) deleting the phrase "clauses (i)-(vii) and clause (x)" from clause
     (viii) thereof and by substituting "clauses (i)-(vii) and clauses (x)-(xi)" therefor;

          (5) deleting the phrase "clauses (i)-(viii) and clause (x)" from clause (ix) thereof and by substituting therefor "clauses (i)-(viii) and clauses (x)-(xi)" and by deleting the word "and" at the end thereof;

          (6) deleting clause (x) thereof in its entirety and substituting therefor the following:

               "(x) Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective wholly owned subsidiaries may become and remain liable with respect to the Alarm Services Contract Securitization Facility; the financing subsidiary established for the purpose of the Alarm Services Contract Securitization Facility may become and remain liable with respect to intercompany promissory notes in favor of Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation and their respective wholly owned subsidiaries and in favor of the Company evidencing such subsidiary's obligations with respect to the purchase price of receivables, contracts and/or leases under the Alarm Services Contract Securitization Facility; provided that all intercompany promissory notes issued to the Company or Material Subsidiaries shall be pledged by the Company or such Material Subsidiaries to the Collateral Agent for the benefit of the Banks;"

          (7) by adding a new clauses (xi) and (xii) at the end of such Section
     6.1 as follows:

               "(xi) The Company may become and remain liable with respect to the Term Loan Facility; and

               (xii) In addition to the Indebtedness permitted by clauses
          (i)-(xi), the Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $20,000,000 in the aggregate outstanding at any time; provided however that any Indebtedness incurred by the Company or any Consolidated Subsidiary which constitutes a Foreign Entity pursuant to this Section 6.1(xii) shall reduce the amount available to the Company and such Consolidated Subsidiaries pursuant to Section 6.1(viii) by that same amount."

          (8) Concurrently with the repayment in full of the Senior Notes, clause (iv) of Section 6.1 of the Credit Agreement shall be amended by deleting it in its entirety and substituting the following therefor:

               "(iv) The Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that the aggregate outstanding amount of such Capital Leases does not exceed $30,000,000 at any time;"

          (9) Concurrently with the repayment in full of the Senior Notes, clause (viii) of Section 6.1 of the Credit Agreement shall be amended by deleting it in its entirety and substituting the following therefor:

               "(viii) In addition to the Indebtedness permitted by clauses
          (i)-(vii) and clauses (x)-(xi), the

          Company's Consolidated Subsidiaries which constitute Foreign Entities may incur and remain liable with respect to Indebtedness not exceeding at any one time $5,000,000 in aggregate outstanding principal amount;"

          (10) Concurrently with the repayment in full of the Senior Notes, clause (ix) of Section 6.1 of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor:

               "(ix)  [intentionally omitted];"

          (11) Concurrently with the repayment in full of the Senior Notes, clause (xii) of section 6.1 of the Credit Agreement shall be amended by deleting the proviso contained therein in its entirety.

     (k)  Section 6.2 of the Credit Agreement is hereby amended by:

          (1) deleting the phrase "the holders of the Additional Senior Indebtedness, including the holders of Indebtedness refinancing the Senior Notes in accordance with Section 6.1(iii)," from clause (ii) thereof and by substituting therefor the phrase "the holders of the Senior Notes, the lenders under the Term Loan Facility upon the agent thereunder".

          (2) deleting the clause (viii) thereof in its entirety and substituting therefor the following:

               "(viii) Liens in favor of the purchaser of receivables, contracts and/or leases from Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective subsidiaries, which Liens are filed with respect to such receivables, contracts and/or leases in connection with the Alarm Services Contract Securitization Facility permitted under Section 6.1(x)."

          (3) Concurrently with the repayment in full of the Senior Notes, clause (ii) of Section 6.2 shall be amended by deleting it in its entirety and substituting the following therefor:

               "(ii) Liens granted pursuant to the Collateral Documents in favor of the Collateral Agent for the benefit of the Banks, the holders of the Senior Notes, the lenders under the Term Loan Facility upon the agent thereunder signing an acknowledgment to the Intercreditor Agreement, the lenders under the BT Credit Agreement, the beneficiaries of the guaranties permitted pursuant to Section 6.4(iii) and, as may be otherwise approved from time to time by the Required Banks and as shall sign an acknowledgement to the Intercreditor Agreement;"

     (l)  Section 6.3 of the Credit Agreement is hereby amended by:

          (1) deleting clause (iii) in its entirety and substituting therefor the following:

               "(iii) The Company and its Consolidated Subsidiaries may make intercompany loans to the extent permitted under Section 6.1(ii); the Company and its Consolidated Subsidiaries may own the Investments existing on the Closing Date in the Company's Subsidiaries; the Company and its Consolidated Subsidiaries may make and own additional Investments after the Closing Date in Consolidated Subsidiaries which constitute Material Subsidiaries or in Consolidated Subsidiaries which are both Borg-Warner Guarantor Subsidiaries and Borg-Warner Pledged Subsidiaries; and Wells Fargo Alarm Services, Inc. and BW-Canada Alarm (Wells Fargo) Corporation may make and own Investments approved by the Required Banks in financing subsidiaries established for the purpose of purchasing and selling receivables, contracts and/or leases in connection with the Alarm Services Contract

          Securitization Facility permitted pursuant to Section 6.1(x);"

          (2) deleting the word "and" from the end of clause (v).

          (3) deleting clause (vi) thereof in its entirety and substituting therefor the following:

               "(vi) The Company and its Consolidated Subsidiaries may make intercompany investments in BPS Financial Services, Inc. to the extent permitted pursuant to Section 6.1(vii);"

          (3) adding new clauses (vii) and (viii) at the end of such Section 6.3 as follows:

               "(vii) The Company and its Consolidated Subsidiaries may create or acquire new Consolidated Subsidiaries and make Investments in such Consolidated Subsidiaries to the extent not otherwise prohibited under this Agreement provided that the aggregate amount of all such Investments, (x) to the extent such creation or acquisition constitutes a Consolidated Capital Expenditure, does not exceed the Consolidated Capital Expenditure amount permitted pursuant to Section 6.6.E and (y) together with all amounts expended pursuant to Section 6.7(iii) and (iv), does not exceed the amount permitted by Sections 6.7(iii) and (iv); and

               (viii) The Company and its Consolidated Subsidiaries may create or acquire Joint Ventures to the extent not otherwise prohibited pursuant to this Agreement provided that the aggregate amount expended for all such Investments does not exceed $5,000,000."

     (m)  Section 6.4 of the Credit Agreement is hereby amended by:

          (1) adding at the end of clause (ii) thereof the following "and Contingent Obligations under substantially similar Loan Guaranties in favor of the Collateral Agent under the Intercreditor Agreement for the benefit of the lenders under the Term Loan Facility and the lenders under the BT Credit Agreement;"

          (2) deleting the phrase "or the lenders under the BT Credit Agreement" from clause (iii) thereof each place it occurs therein and by substituting therefor ", the lenders under the BT Credit Agreement or lenders under the Term Loan Facility"; and

          (3) deleting the phrase "permitted by clauses (i)-(x)" from clause
     (xi) thereof and by substituting therefor "permitted by clauses (i)-(x) and clause (xii)"; and

          (4) deleting the period at the end of clause (xi) thereof, by substituting "; and" therefor and by adding at the end thereof the following:

               "(xii) Contingent Obligations in respect of the obligations of its Consolidated Subsidiaries permitted pursuant to Sections 6.1(x) and (xii)."; and

          (5) Concurrently with the repayment in full of the Senior Notes, clause (vi) shall be amended by deleting clause (z) therefrom and the reference to clause (z) in the second proviso therein.

          (n) (1) The third full paragraph of Section 6.5 of the Credit Agreement is hereby amended by adding the phrase "or as may be provided in the BT Credit Agreement, the 9-1/8% Subordinated Note Indenture or the Receivables Facilities (with respect to BPS Financial Services, Inc. or such other financing subsidiary as may have been established for purposes of the Alarm Services Contract Securitization Facility)" immediately after the phrase "In addition, except as provided herein" contained therein.

          (2) Concurrently with the repayment in full of the Senior Notes,
     Section 6.5 of the Credit Agreement shall be amended by deleting it in its entirety and substituting the following therefor:

               "The Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; except:

                    (i) The Company may make Restricted Junior Payments to
               cancel or repurchase stock or stock options granted or to be granted to employees of the Company or any of its Consolidated Subsidiaries under the Borg-Warner Security Corporation Management Stock Option Plan, the 1993 Stock Option Plan or pursuant to any stock subscription agreements with respect to shares of Common Stock in an aggregate amount which does not exceed $5,000,000; and

                    (ii) The Company may make Restricted Junior Payments in
               respect of the Company's obligations to pay interest on its Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, the terms of such Subordinated Indebtedness, as such terms are in effect on the Closing Date;

          provided that immediately prior to and immediately after giving effect to any Restricted Junior Payment permitted by this Section 6.5, no Default or Unmatured Default exists or will exist.

               The Company will not, and will not permit any of its Subsidiaries to, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than three (3) Business Days prior to the date such payment is due, unless required to do so by the terms, as of the Closing Date, of the applicable indenture.

               In addition, except as provided herein or as may be provided in the BT Credit Agreement, the 9-1/8% Subordinated Note Indenture or the Receivables Facilities (with respect to BPS Financial Services, Inc. or such other financing subsidiary as may have been established for the purposes of the Alarm Services Contract Securitization Facility), the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary of the Company, (b) subject to subordination provisions, pay any indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary or (d) transfer any of its property or assets to the Company or any other Subsidiary, except any restrictions existing under any agreements in effect on the Closing Date or any renewals or extensions thereof; provided that the terms and conditions of any such renewals or extensions are no less favorable to the Banks than the agreements being renewed or extended."

     (o) Section 6.6.A of the Credit Agreement is hereby amended by deleting the section in its entirety and by substituting the following therefor:

               "A. Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio as of the last day of each of the fiscal quarters shown below for the four consecutive preceding fiscal quarters ended on such date, to be less than the correlative ratio indicated below:

                                            Minimum
     Fiscal Quarter Ended              Interest Coverage Ratio
     --------------------              -----------------------

       September 30, 1995                 2.25:1.00
       December 31, 1995                  2.20:1.00
       March 31, 1996                     2.20:1.00
       June 30, 1996                      2.20:1.00
       September 30, 1996                 2.20:1.00
       December 31, 1996                  2.20:1.00
       March 31, 1997                     2.25:1.00
       June 30, 1997                      2.30:1.00
       September 30, 1997                 2.35:1.00
       December 31, 1997                  2.40:1.00
       March 31, 1998                     2.45:1.00
       June 30, 1998                      2.55:1.00
       September 30, 1998                 2.60:1.00
       December 31, 1998                  2.70:1.00
       March 31, 1999                     2.70:1.00
       June 30, 1999                     2.70:1.00"


     (p) Section 6.6.B of the Credit Agreement is hereby amended by deleting the section in its entirety and by substituting the following therefor:

               "B. Leverage Ratio. The Company will not permit the ratio as of the last day of each of the fiscal quarters shown below of Funded Debt to Consolidated EBITDA for the four consecutive preceding fiscal quarters ended on such date to be more than the correlative ratio indicated for such date:

    Fiscal Quarter Ended                 Maximum Leverage Ratio
    --------------------                 ----------------------

       September 30, 1995                     3.75:1.00
       December 31, 1995                      4.20:1.00
       March 31, 1996                         4.10:1.00
       June 30, 1996                          3.90:1.00
       September 30, 1996                     3.80:1.00
       December 31, 1996                      3.65:1.00

       March 31, 1997                    3.50:1.00
       June 30, 1997                     3.35:1.00
       September 30, 1997                3.20:1.00
       December 31, 1997                 3.10:1.00
       March 31, 1998                    3.00:1.00
       June 30, 1998                     2.90:1.00
       September 30, 1998                2.80:1.00
       December 31, 1998                 2.65:1.00
       March 31, 1999                    2.55:1.00
       June 30, 1999                    2.45:1.00"



     (q) Section 6.6.C of the Credit Agreement is hereby amended by deleting the section in its entirety and by substituting the following therefor:

               "C. Consolidated Net Worth. The Company will not permit its Consolidated Net Worth as of the last day of the fiscal quarters set forth below and at all times thereafter (until the last day of the next fiscal quarter when such amounts shall be increased as provided for herein) to be less than the correlative amount indicated below:

     Fiscal Quarter Ended             Consolidated Net Worth
     --------------------             ----------------------

       September 30, 1995                $  31,000,000
       December 31, 1995                    33,000,000
       March 31, 1996                       36,000,000
       June 30, 1996                        39,000,000
       September 30, 1996                   42,000,000
       December 31, 1996                    46,000,000
       March 31, 1997                       49,000,000
       June 30, 1997                        54,000,000
       September 30, 1997                   58,000,000
       December 31, 1997                    65,000,000
       March 31, 1998                       70,000,000
       June 30, 1998                        75,000,000
       September 30, 1998                   82,000,000
       December 31, 1998                    90,000,000
       March 31, 1999                       96,000,000
       June 30, 1999                      103,000,000"


     (r) Section 6.6.D of the Credit Agreement is hereby amended by deleting the section in its entirety and by substituting the following therefor:

               "D. Consolidated EBITDA. The Company will not permit Consolidated EBITDA as of the last day of each of the fiscal quarters shown below for the four consecutive preceding fiscal quarters ended on such date to be less than the correlative amount indicated below:

                                                           Minimum Consolidated
       Fiscal Quarter Ended                                       EBITDA
       --------------------                                --------------------

       September 30, 1995                                     $ 125,000,000
       December 31, 1995                                        125,000,000
       March 31, 1996                                           129,000,000
       June 30, 1996                                            134,000,000
       September 30, 1996                                       135,000,000
       December 31, 1996                                        139,000,000
       March 31, 1997                                           144,000,000
       June 30, 1997                                            148,000,000
       September 30, 1997                                       152,000,000
       December 31, 1997                                        155,000,000
       March 31, 1998                                           157,000,000
       June 30, 1998                                            162,000,000
       September 30, 1998                                       165,000,000
       December 31, 1998                                        170,000,000
       March 31, 1999                                           172,000,000
       June 30, 1999                                           175,000,000"


     (s)  Section 6.6.E of the Credit Agreement is hereby amended by:

          (1) Deleting the word "Adjusted" from the phrase "Adjusted Interest Coverage Ratio" contained therein; and

          (2) Concurrently with the repayment in full of the Senior Notes, by deleting the phrase "if the Company's Interest Coverage Ratio for such fiscal year is greater than 2.90 to 1.00" from the first proviso thereof and substituting therefor the phrase "if the Company's Interest Coverage Ratio for such fiscal year is not less than 3.00 to 1.00 and the ratio of the Company's Funded Debt to Consolidated EBITDA for such fiscal year is not greater than 2.60 to 1.00, in each case".

     (t) (1) Section 6.7(iv) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

               "(iv) the Company and its Consolidated Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person engaged in businesses substantially similar to those conducted by the Company and its Consolidated Subsidiaries (such asset or stock acquisitions being herein collectively referred to as "Acquisitions"); provided that the purchase price (including all assumed liabilities) paid with respect to Acquisitions made on or after the effective date of the Amendment No. 5 hereto plus the amount of all Investments made under
          Section 6.3(vii), (A) does not exceed $25,000,000 in the aggregate for all such Acquisitions or (B) in the event that (x) no Default or Unmatured Default has occurred and is continuing, (y) the ratio of the Company's Funded Debt to Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters is not greater than 2.50 to
          1.00 and (z) the Company's Interest Coverage Ratio for the immediately preceding four consecutive fiscal quarters is not less than 3.00 to
          1.00 (in determining compliance with clauses (y) and (z) hereof, such calculations shall be made on a pro forma basis of the period of calculation after giving effect to the occurrence of the Acquisition on the first day of the relevant calculation period and after giving effect to all Indebtedness, including any assumed liabilities, incurred in connection therewith and calculating interest on any such Indebtedness at a fixed rate equal to the rate (whether fixed or floating) which such Indebtedness would bear on the date of determination), does not exceed $50,000,000 in the aggregate for all such Acquisitions; provided that in calculating the purchase price of such Acquisitions, the purchase price attributable to any assets required in the IT Exchange may be excluded; provided, however, in the event that thereafter the Company no longer meets the conditions set forth in clauses (y) and (z), the Company shall again be required to comply with the foregoing clause (A) of this Section 6.7(iv); provided that no Unmatured Default or Default shall occur under this Agreement if the aggregate Acquisitions then exceed $25,000,000 if such Acquisitions, at the time made, were permitted under this Agreement; provided further that to the extent that the Company pays all or any portion of the purchase price for an Acquisition through the issuance of shares of Common Stock, the value of the shares of such Common Stock shall be deducted from the calculation of the purchase price payable by the Company or its Consolidated Subsidiaries for such Acquisitions for purposes of determining compliance with the provisions of this Section 6.7(iv); and provided further that any such Person so acquired that constitutes a Material Subsidiary shall execute counterparts of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement as provided in Section 5.11; and"

          (2) Concurrently with the repayment in full of the Senior Notes,
     Section 6.7(iv) of the Credit Agreement shall be amended by deleting it in its entirety and substituting the following therefor:

               "(iv) the Company and its Consolidated Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person engaged in businesses substantially similar to those conducted by the Company and its Consolidated Subsidiaries (such asset or stock acquisitions being herein collectively referred to as "Acquisitions"); provided that the purchase price (including all assumed liabilities) paid with respect to Acquisitions made on or after the effective date of the Amendment No. 6 hereto plus the amount of all Investments made under
          Section 6.3(vii) does not exceed $5,000,000 in the aggregate for all such Acquisitions; provided that in calculating the purchase price of such Acquisitions, the purchase price attributable to any assets acquired in the IT Exchange may be excluded; provided further that to the extent that the Company pays all or any portion of the purchase price for an Acquisition through the issuance of shares of Common Stock, the value of the shares of such Common Stock shall be deducted from the calculation of the purchase price payable by the Company or its Consolidated Subsidiaries for such Acquisitions for purposes of determining compliance with the provisions of this Section 6.7(iv); and provided further that any such Person so acquired that constitutes a Material Subsidiary shall execute counterparts of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement as provided in Section 5.11; and"

     (u) Section 6.8 of the Credit Agreement is hereby amended by deleting it its entirety and substituting therefor the following:

          "SECTION 6.8.  Sales and Leasebacks
                         --------------------

               Other than with respect to the IT Exchange and any other similar transfer of information technology assets, the Company and its Consolidated Subsidiaries shall not directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease, except to the extent that the Net Cash Proceeds of any such transactions are applied in accordance with the provisions of Section 2.4.A(ii)(a) of the BT Credit Agreement."

     (v) Section 6.10 of the Credit Agreement is hereby amended by adding the word "Stonington," immediately after the phrase "financial advisory arrangements for services rendered by" in clause
(iii) thereof.

     (w) Section 6.13 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          "SECTION 6.13.  Amendments or Waivers Relating to Other Agreements.
                          --------------------------------------------------

               A. Neither the Company nor any of its Subsidiaries will (i) amend, waive or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment, waiver or change thereto, without the consent of the Required Banks; provided that notwithstanding the foregoing the Company may agree to amend any provision of the Subordinated Indebtedness (a) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision of such Subordinated Indebtedness, (b) to comply with the Trust Indenture Act of 1939, or (c) to make modifications of a technical or clarifying nature which are no less favorable to the Banks than the provisions of the Subordinated Indebtedness in effect on the Closing Date; or (ii) defease, or make any payments the effect of which is to defease (whether pursuant to the defeasance provisions of the Subordinated Indebtedness or otherwise and including without limitation any covenant defeasance), the Subordinated Indebtedness in whole or in part.

               B. Neither the Company nor any of its Subsidiaries will amend, modify, waive or supplement or otherwise change any of the terms of the Receivables Facilities from those in effect on the effective date of Amendment No. 5 hereto, in the case of the Existing Receivables Facility, or on the initial closing date for such Receivables Facilities, in the case of the Receivables Bridge Facility, the New Receivables Facility or the Alarm Services Contract Securitization Facility, without the prior written consent of the Required Banks if such amendment, modification, waiver, supplement or change would be less favorable to, or increase the obligations of the Company or any of its Subsidiaries or would confer additional rights on any other party to such agreement adverse to the Company or any of its Subsidiaries or would be adverse to the Banks under this Agreement. The Company agrees to deliver to the Agent upon execution thereof copies of all program documents (other than any fee or expense letters) for the Receivables Bridge Facility and the New Receivables Facility and any amendments, modifications, waivers, supplements or changes thereto (without regard to whether the prior written consent of the Required Banks is required thereto).

               C. Neither the Company nor any of its Subsidiaries will amend, modify, waive or supplement or otherwise change any of the terms of Sections 5, 6 and 7 of the Term Loan Facility or any definition of any term used therein or amend any of the other covenants or provisions of the Term Loan Facility, or enter into any other agreement (or amendment thereto) with the lenders under the Term Loan Facility if the effect thereof is to impose any further affirmative or negative covenants or events of default on the Company or any of its Subsidiaries or to make more restrictive or burdensome with respect to the Company or any of its Subsidiaries any affirmative or negative covenant or event of default contained therein, in either case without obtaining the prior written consent of the Required Banks, provided that this Section 6.13.C shall not require the consent of the Required Banks to any waiver or amendment of any term or provision of the Term Loan Facility if the effect of such waiver or amendment is to make any such term or provision less restrictive or burdensome on the Company or any of its Subsidiaries or to relieve the Company or any of its Subsidiaries from the burden of compliance with such term or provision or to waive the failure to comply with such term or provision.

               D. Neither the Company nor any of its Subsidiaries will amend, modify, waive or supplement or otherwise change any of the terms of the Term Loan Facility or enter into any other agreement with the lenders under the Term Loan Facility that would have the effect of (i) shortening the maturity of or requiring the earlier payment of any principal of any loan thereunder, (ii) imposing any additional prepayment obligations on the Company with respect to the loans thereunder or (iii) changing the definition of "Requisite Lenders" in the Term Loan Facility, in each case without the prior written consent of the Required Banks.

               E. The Company agrees to deliver to Agent upon the execution thereof any amendment, waiver or modification of the Term Loan Facility."

     (x)    Concurrently with the repayment in full of the Senior Notes,
Section 6 of the Credit Agreement shall be amended to add the following:

          "SECTION 6.15. Fiscal Year. The Company will not change its Fiscal Year-end from December 31."

     (y)  Concurrently with the repayment in full of the Senior Notes, Section
7.2 of the Credit Agreement shall be amended by deleting it in its entirety and by substituting therefor:

          "SECTION 7.2. Default in Other Agreements . (i) Failure of the Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in Section 7.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or
     (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any

     Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or"

     (z) Concurrently with the repayment in full of the Senior Notes, Section 7 of the Credit Agreement shall be amended by deleting the period at the end of
Section 7.13 and substituting therefor "; or" and by adding the following:

          "SECTION 7.14. Receivables Facilities . (i) Any condition or event shall occur under the Existing Receivables Facility that constitutes a Termination Event (as such term is defined in the Existing Receivables Facility as of the effective date of Amendment No. 6 hereto), or any condition or event shall occur under any Receivables Facility the effect of which is the same as, or similar to, any such Termination Event; (ii) any condition or event shall occur under the Receivables Bridge Facility or the New Receivables Facility that constitutes an Early Amortization Event (as such term is defined in the Draft Information Memorandum with respect to the Receivables Bridge Facility or the New Receivables Facility as of the effective date of Amendment No. 6 hereto) or an event or condition which, after notice or lapse of time or both, would constitute an Early Amortization Event if that event or condition were not cured or removed within any applicable grace or cure period (an "Unmatured Early Amortization Event"), or any condition or event shall occur under any Receivables Facility the effect of which is the same as, or similar to, any such Early Amortization Event or Unmatured Early Amortization Event; (iii) any condition or event shall occur, or any breach or default by the Company or any of its Subsidiaries shall occur, under any Receivables Facility if the effect of such condition, event, breach or default is to cause, or to permit any purchaser or other investor under any Receivables Facility to cause, upon the giving or receiving of notice, lapse of time, both or otherwise, any commitment to purchase receivables or to advance or invest funds for the purchase of receivables under any such Receivables Facility in whole or in part to be suspended or terminated or any principal repayment or amortization or accumulation period to commence prior to January 1, 1999 in the case of the Receivables Bridge Facility or the New Receivables Facility or prior to the scheduled commencement date for such repayment, amortization or accumulation as in effect on the initial closing date for such Receivables Facility in the case of the Alarm Services Contract Securitization Facility; (iv) the Company or any of its Subsidiaries shall optionally redeem, retire, prepay, purchase for value or make any similar optional payment of the principal of, any Receivables Certificates (as defined in Section 9.12.B) issued to finance the purchase of receivables under the Receivables Bridge Facility (excluding however the refinancing of the Receivables Bridge Facility with the proceeds of the New Receivables Facility) or the New Receivables Facility; or (v) the Company shall fail to draw down on the Receivables Bridge Facility on or prior to November 30, 1995 to refinance the Existing Receivables Facility in its entirety, in the event that by November 30, 1995 (x) the Existing Receivables Facility is not extended pursuant to an extension agreement in form and substance satisfactory to the Required Banks or (y) the proceeds of the New Receivables Facility have not been utilized to refinance in full the Existing Receivables Facility; or"

     (aa)  Article IX of the Credit Agreement is hereby amended by adding a new
Section 9.12 as follows:

          "SECTION 9.12.  Certain Intercreditor Agreements

               A. The Banks agree, for the benefit of the lenders from time to time under the Term Loan Facility, not to take any action as "Requisite Obligees" under the Intercreditor Agreement without the prior written consent of Requisite Lenders (as defined in the Term Loan Facility), including without limitation authorizing any amendment, modification, supplement or waiver of any provision of any Loan Guaranty under the Intercreditor Agreement, the Collateral Documents or the Intercreditor Agreement.

               B. The Banks agree, for the benefit of the holders from time to time of trade receivables backed certificates issued in connection with the Receivables Bridge Facility and the New Receivables Facility (the "Receivables Certificates") not to:

               (a) challenge the transfers of receivables and related assets from the sellers under such Receivables Facilities (the "Sellers") to BPS Financial Services, Inc. (the "Transferor"), whether on the grounds that such sales were disguised financings or fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Purchase Agreement and the Pooling Agreement described (and as defined) in the Draft Information Memorandum or the Receivables Bridge Facility, as the case may be;

               (b) assert that the Transferor and any Seller should be substantively consolidated; or

               (c) institute or join any other Person in instituting any bankruptcy or other insolvency proceeding against the Transferor so long as any of the Receivables Certificates shall be outstanding or there shall not have lapsed one year plus one day since the last day on which any of the Receivables Certificates shall have been outstanding."

     (bb) Schedule 1 (Fronting Commitments) to the Credit Agreement is amended to read in its entirety in the form of Schedule 1 hereto. Section 2.1.A(b) of the Credit Agreement is amended by adding the following language at the end thereof before the period:

          ", provided that such Issuer may in its discretion issue such Letter of Credit at the Company's request so long as the condition set forth in the foregoing clause (a) is met".

     (cc) Schedule 2 (Participation Commitments and Percentages) to the Credit Agreement is amended to read in its entirety in the form of Schedule 2 hereto.

     (dd) The following definitions contained in Annex I to the Credit Agreement are hereby amended by deleting each definition in its entirety and by substituting the following therefor:

               "Asset Sale" means the sale, lease, assignment or other transfer for value by the Company or any of its Subsidiaries to any Person, whether in a single transaction or a series of related transactions (other than to the

     Company or any of its Subsidiaries) of (i) any of the stock of any of the Company's Subsidiaries; (ii) all or substantially all of the assets of any division or line of business of the Company or any of its Subsidiaries; or
     (iii) any other assets or rights (including, without limitation, any assets that do not constitute substantially all of the assets or rights of any division or line of business of the Company or any of its Subsidiaries) having a book value or market value in excess of $50,000, other than in each case (A) the sale in the ordinary course of business of personal property held for resale in the ordinary course of business of the Company or any of its Subsidiaries, (B) the sale or discount of notes, accounts receivable, contracts, leases or other receivables to the extent sold or discounted in connection with the Existing Receivables Facility, the Receivables Bridge Facility and the New Receivables Facility and (C) the IT Exchange.

               "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services, a division of the McGraw Hill Companies ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
     (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

               "Centaur Interest Amount" means, for each period for which the determination is being made and for each Centaur Settlement Amount for which such calculation is being made, an amount equal to the interest expense attributable to such Centaur Settlement Amount for such period, commencing from the date of payment of such Centaur Settlement Amount for the first such period, which amount shall be calculated by utilizing the "Base Rate" (as defined in the BT Credit Agreement) then in effect for Loans outstanding under the BT Credit Agreement (without reference to the "Base Rate Margin", as defined in the BT Credit Agreement).

               "Centaur Settlement Amount" means all amounts paid or contributed by the Company to Centaur or directly or indirectly paid by the Company on behalf of Centaur, in each case on or after the effective date of Amendment No. 5 hereto for the purpose of settling litigation pending against Centaur or against the Company but relating to Centaur; provided that the aggregate amount of all such payments does not exceed the amount disclosed in writing by the Company to the Agent and approved by the Agent as of the effective date of Amendment No. 5 hereto.

               "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Company and its Consolidated Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Consolidated Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and with respect to any sale, discount or other financing of receivables and net costs under Interest Rate Agreements but excluding, however, the amortization of the costs of issuance and original issuance discount related to the 9 1/8% Subordinated Notes, and any fees or other similar financing costs payable in connection with the Term Loan Facility, the Receivables Facilities or the amendments to the BT Credit Agreement or this Agreement which are capitalized by the Company.

               "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates; provided that the counterparty to any such agreement shall be a Bank, a lender under the BT Credit Agreement or a lender under the Term Loan Facility or any of their respective Affiliates or ML & Co. or any of its Affiliates or any other Person reasonably acceptable to the Agent and the Required Banks; provided further that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; and provided still further that all such payments (guarantied and unguarantied) shall constitute Indebtedness.

               "New Receivables Facility" means an off-balance sheet receivables financing facility, the terms and conditions of which are substantially as set forth in the Draft Information Memorandum and the proceeds of which are to be used to refinance the Existing Receivables Facility or the Receivables Bridge Facility; provided that notwithstanding anything to the contrary contained in the Draft Information Memorandum, (i) the aggregate principal amount of the New Receivables Facility shall not be less than $100,000,000; (ii) the interest rate payable by the Company or its Subsidiaries with respect to the New Receivables Facility, if variable, shall not exceed the Adjusted Eurodollar Rate (as defined in the BT Credit Agreement as in effect on October 16, 1995) plus 2.75% per annum and, if fixed, shall not exceed the lesser of the swapped equivalent of such variable rate (determined as of the date on which a final Offering Memorandum for the New Receivables Facility is printed) or 12% per annum; and (iii) Pre-Bill Receivables shall not be required to be included as Eligible Receivables (as such terms are defined in the Draft Information Memorandum), as such New Receivables Facility may be amended, supplemented or modified from time to time to the extent permitted under this Agreement.

     (ee) Concurrently with the repayment in full of the Senior Notes, the definition of "Centaur Settlement Amount" contained in Annex I to the Credit Agreement shall be amended by deleting each reference to "Amendment No. 5 hereto" contained therein and substituting therefor "Amendment No. 6 hereto".

     (ff) Annex I to the Credit Agreement is hereby further amended by deleting the definition of "Adjusted Interest Coverage Ratio" and adding thereto the following definitions, which definitions shall be inserted in proper alphabetical order:

               "Alarm Services Contract Securitization Facility" means one or more off-balance sheet facilities providing for the sales of receivables, contracts and/or leases by Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective wholly owned subsidiaries, the terms and conditions of which shall be satisfactory in form and substance to the Required Banks, as such Alarm Services Contract Securitization Facility may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

               "Centaur" means Centaur Insurance Company, an Illinois corporation and one of the BW-Other Corporations.

               "Draft Information Memorandum" means the October 7, 1995 draft Preliminary Offering Memorandum (together with changed pages thereto dated October 12 and 13, 1995) describing up to $120,000,000 of trade receivables backed certificates to be issued by BPS Financial Services, Inc., a wholly-owned limited-purpose receivables subsidiary of the Company, as such Draft Information Memorandum may be amended or supplemented by materials distributed to all Banks prior to the effective date of Amendment No. 6 hereto or which are otherwise approved by the Required Banks after the effective date of Amendment No. 6 hereto, which materials are specifically identified as amendments or supplements to such Draft Information Memorandum.

               "Existing Receivables Facility" means the Company's off-balance sheet receivables purchase facility with Enterprise Funding Corporation providing for the purchase of up to $100 million of receivables from the Company and its Subsidiaries, as such Existing Receivables Facility may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

               "Fiscal Year" means the fiscal year of Company and its Subsidiaries ended on December 31 of each calendar year.

               "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

               "IT Exchange" means the transfer to a third party of the information technology assets, including hardware, software and communications assets, of any or all of Wells Fargo Alarm Services, Inc., Borg-Warner Protective Services Corporation or the Company, in exchange for services to be provided by such third party or its affiliates.

               "9 1/8% Subordinated Notes" means the Company's $150,000,000 in initial aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2003.

               "9 1/8% Subordinated Note Indenture" means the indenture pursuant to which the 9 1/8% Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under this Agreement.

               "Receivables Bridge Commitment Letter" means the commitment letter dated October 13, 1995, among Bankers Trust Company, the Company and BPS Financial Services, Inc., with respect to Bankers Trust Company's commitment to provide the Receivables Bridge Facility.

               "Receivables Bridge Facility" means an off-balance sheet receivables bridge facility, the terms and conditions of which are substantially as set forth in the Draft Information Memorandum, with such differences as are in the "Summary of Certain Differences Between Receivables Bridge Facility and Receivables Refinancing" annexed as Annex B to the Receivables Bridge Commitment Letter excluding the preamble to such Summary, or such other differences as are more favorable to the Company and its Subsidiaries, the proceeds of which are used to refinance the Existing Receivables Facilities, as such Receivables Bridge Facility may be amended, supplemented or modified from time to time to the extent permitted under this Agreement.

               "Receivables Certificates" is defined in Section 9.12.

               "Receivables Facilities" means and includes the Existing Receivables Facility, the Receivables Bridge Facility, the New Receivables Facility and the Alarm Services Contract Securitization Facility, in each case as such facilities may be amended from time to time to the extent permitted under this Agreement.

               "Sellers" is defined in Section 9.12.

               "Stonington" means Stonington Partners, L.P., a Delaware limited partnership.

               "Term Loan Facility" means the Credit Agreement dated as of October 16, 1995 among the Company, as borrower, the financial institutions party thereto, as lenders and Bankers Trust Company, as agent, providing for a term loan to the Company of up to $200,000,000, as such Term Loan

     Facility may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

               "Transferor" is defined in Section 9.12.

     (gg) Concurrently with the repayment in full of the Senior Notes, Annex I to the Credit Agreement shall be amended by adding thereto the following definition, which definition shall be inserted in proper alphabetical order:

               "Unmatured Early Amortization Event" is defined in Section 7.14.

     (hh) Section 1.3 of the Credit Agreement is hereby amended by deleting the reference to "December 31, 1991" contained in the last sentence thereof and substituting "December 31, 1994" therefor.

     (ii) Exhibit E (Form of Compliance Certificate) to the Credit Agreement is amended to read in its entirety in the form of Exhibit E-1 hereto. Concurrently with the repayment in full of the Senior Notes, Exhibit E to the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor a new Exhibit E in the form of Exhibit E-2 hereto.

     (jj) Schedule A to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor a new Schedule A in the form of Schedule A hereto.

2.  CONSENT

          A. Term Loan Facility. Each Bank executing this Amendment hereby consents to the terms and conditions of the Term Loan Facility substantially in the form annexed hereto as Annex A and to the Company's designation of Indebtedness incurred under the Term Loan Facility as "Specified Senior Indebtedness" under the 9 1/8% Subordinated Note Indenture.

          B. Amendment of BT Credit Agreement. Each Bank executing this Amendment hereby consents to the amendment of the

BT Credit Agreement substantially in the form annexed hereto as Annex B.

3.  CONDITIONS TO EFFECTIVENESS

     Section 1 and Section 2 of this Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (upon such satisfaction, the "Amendment Effective Date") prior to October 31, 1995:

     (a) Company Documents. On or before the Amendment Effective Date, the Company shall deliver to the Banks (or to the Agent with sufficient originally executed copies, where appropriate, for each Bank and its counsel) the following, each, unless otherwise noted, dated the Amendment Effective Date:

          (1) Resolutions of its board of directors authorizing and approving the execution, delivery and performance of this Amendment and an amendment to the Company Pledge Agreement (the "Pledge Amendment") pledging the shares and certain promissory notes of BPS Financial Services, Inc. to the Collateral Agent, and the performance of the Credit Agreement as amended by this Amendment, certified as of the Amendment Effective Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

          (2) Signature and incumbency certificates of its officers executing this Amendment and the Pledge Amendment;

          (3) Executed copies of this Amendment and the Pledge Amendment;

          (4) An opinion of counsel to the Company as to the Amendment in form and substance satisfactory to the Agent and the Banks; and

          (5) A letter from a responsible officer of the Company with respect to past and anticipated Centaur Settlement Amounts, which letter shall have been approved by the Agent.

     (b) Subsidiary Documents. On or before the Amendment Effective Date, each of the Borg-Warner Guarantor Subsidiaries that are Material Subsidiaries and each of the other Borg-Warner Subsidiaries that are Material Subsidiaries shall execute and deliver to the Banks (or to the Agent with sufficient originally executed copies, where appropriate, for each Bank) the following, each, unless otherwise noted, dated the Amendment Effective Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which its headquarters office is located and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states (or in lieu of such certificate as to the payment of such taxes, an Officers' Certificate to such effect), each dated a recent date prior to the Amendment Effective Date;

          (ii) Copies of its Bylaws, certified as of the Amendment Effective Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Borg-Warner Subsidiary Guaranty by the Borg-Warner Subsidiary Guarantors and of the Borg-Warner Subsidiary Pledge Agreement by the Material Subsidiaries, certified as of the Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing the other Credit Documents to which it is to be a party;

          (v) Executed originals of the Credit Documents to which it is a party;

          (vi) Such other documents as the Agent or the Required Banks may reasonably request;

          (vii) Signature and incumbency certificates of its officers executing this Amendment; and

          (viii)  Executed copies of this Amendment.

     (c) Fees. On or before the Amendment Effective Date, each Bank shall have received an amendment/extension fee in the amount equal to such Bank's Participation Commitment (as set forth on Schedule 2 hereto) multiplied by 1.25% and the Agent shall have received Agent's fees in an amount previously agreed to by the Company and the Agent.

     (d) Banks Execution. On or before the Amendment Effective Date, the Banks shall have delivered to the Agent originally executed copies of this Amendment.

     (e) BT Credit Agreement. On or before the Amendment Effective Date, corresponding consents and amendments shall have been obtained or made with respect to the BT Credit Agreement.

     (f) Term Loan Facility. On the Amendment Effective Date, the Company and the lenders party thereto shall have executed and delivered the Term Loan Facility and an executed copy thereof and of the other loan documents related thereto shall have been delivered to the Agent.

     (g) Completion of Proceedings. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent, acting on behalf of the Banks, and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

     (h) Receivables Purchase Facility. On or before the Amendment Effective Date, the Company and Bankers Trust Company shall have executed and delivered the Receivables Bridge Commitment Letter and such Receivables Bridge Commitment Letter shall be in full force and effect.

     (i) Refinancing of LTCB Term Loan. On the Amendment Effective Date, the Company shall have repaid in full all amounts outstanding under the LTCB Term Loan.

     (j) Consents and Approvals. The Company shall have obtained all such consents, waivers, amendments, approvals and the like as may be required from the Company's existing lenders to permit the extensions of credit under this Credit Agreement and all related transactions and shall otherwise be in compliance with such agreements.

     (k) Representations and Warranties; Performance of Agreements. The Company shall have delivered to the Agent an Officers' Certificate, dated Amendment Effective Date and addressed to the Agent, in form and substance satisfactory to the Agent, to the effect that (i) the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the date, (ii) since December 31, 1994 through the Amendment Effective Date there has been no change in the prospects of the Company or its Subsidiaries which has been materially adverse to the Company or the Company and its Subsidiaries taken as a whole, and (iii) the Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement as amended hereby provides shall be performed or satisfied by it on or before the Amendment Effective Date except as otherwise disclosed to and agreed to in writing by the Agent and the Required Banks.

     (l) Security Interest. The Company shall have taken or caused to be taken such actions in such a manner so that the Collateral Agent, on behalf of the Banks, has a valid and perfected, first priority security interest in the entire Collateral (except to the extent any such security interest cannot be granted under applicable laws). Such actions shall include, without limitation: (1) the delivery by the Company of the Pledge Amendment pledging the shares of BPS Financial Services, Inc., together with stock certificates (which certificates shall be registered in the name of the Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to the Collateral Agent) representing all of the capital stock of BPS Financial Services, Inc. and pledging the intercompany promissory notes referred to in Section 6.1(vii) (which promissory notes shall be properly endorsed in blank or to the Collateral Agent, in form and substance satisfactory to the Collateral Agent); and (2) the delivery to the Collateral Agent by Material Subsidiaries of the intercompany promissory notes referred to in
Section 6.1(vii) (which promissory notes shall be properly endorsed in blank or to the Collateral Agent, in form and substance satisfactory to the Collateral Agent).

     (m) The Officers' Certificate. The Company shall have delivered to the Agent an Officers' Certificate setting forth the calculation of the tangible asset value of the Material Subsidiaries as of June 30, 1995, as set forth in
Section 4.1.D of the Credit Agreement.

4.  COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to the Agent and each Bank that the following statements are true, correct and complete:

     (a) Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

     (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended

Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     (c) No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of the Banks), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries.

     (d) Governmental Consents. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (e) Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Company and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (f) Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as through made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (g) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Unmatured Default.

5.  MISCELLANEOUS

     (a) Reference to and Effect on the Credit Agreement and the other Credit Documents.

          (1) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under, the Credit Agreement or any of the other Credit Documents.

     (b) Fees and Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 9.9 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company.

     (c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (d)  Counterparts.    This Amendment may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6.  ACKNOWLEDGEMENT AND CONSENT

          The Company is a party to the Company Pledge Agreement, as amended through the Amendment Effective Date, pursuant to which the Company has pledged certain Collateral to the Collateral Agent to secure the Obligations. Each of the Borg-Warner Pledged Subsidiaries is a party to the Borg-Warner Subsidiary Pledge Agreement, as amended through the Amendment Effective Date, pursuant to which each such Borg-Warner Pledged Subsidiary has pledged certain Collateral to the Collateral Agent to secure the Obligations. Each of the Borg-Warner Guarantor Subsidiaries is a party to the Borg-Warner Subsidiary Guaranty, as amended through the Amendment Effective Date, pursuant to which each such Borg-Warner Guarantor Subsidiary has guarantied the Obligations. The Company, the Borg-Warner Pledged Subsidiaries and the Borg-Warner Guarantor Subsidiaries are collectively referred to herein as the "Credit Support Parties," and the Company Pledge Agreement, the Borg-Warner Subsidiary Pledge Agreement, and the Borg-Warner Subsidiary Guaranty are collectively referred to herein as the "Credit Support Documents".

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations", "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations", "Guarantied Obligations" or "Secured Obligations", as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Amended Agreement.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party (other than the Company) acknowledges and agrees that (i) such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments of the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the

Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.



                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              BORG-WARNER SECURITY CORPORATION

                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              WELLS FARGO ALARM SERVICES, INC.
                              (for purposes of Section 6 only)
                              as a Credit Support Party

                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              WELLS FARGO ARMORED SERVICE
                              CORPORATION (for purposes of
                              Section 6 only)
                              as a Credit Support Party

                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              BW-CANADIAN GUARD CORPORATION
                              (for purposes of Section 6 only)
                              as a Credit Support Party


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------


                              BORG-WARNER PROTECTIVE SERVICES
                              CORPORATION
                              (for purposes of Section 6 only)
                              as a Credit Support Party


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              PONY EXPRESS COURIER CORP.
                              (for purposes of Section 6 only)
                              as a Credit Support Party


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LTD., individually as
                              a Bank and as Agent


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              THE SUMITOMO BANK LIMITED, CHICAGO BRANCH


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              U.S. NATIONAL BANK OF OREGON


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              BANK OF HAWAII


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              THE FUJI BANK, LIMITED


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              THE BANK OF NEW YORK


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------

                              THE TORONTO-DOMINION BANK


                              By:
                                 -----------------------------

                              Title:
                                    --------------------------